Exhibit 4.2

FIRST CONSENT

TO

CREDIT AGREEMENT

Consent (this “Consent”), dated as of March 31, 2004, among U.S. Concrete, Inc., a Delaware corporation (“Borrower”), the guarantors listed as such on the signature pages hereof (each a “Guarantor” and, collectively, the “Guarantors”), the Lenders party hereto, the Issuers and Citicorp North America, Inc., as Administrative Agent, to the Credit Agreement, dated as of March 12, 2004 (the “Credit Agreement”), among the Borrower, the Lenders and Issuers from time to time party thereto and Citicorp North America, Inc., as agent for such Lenders and Issuers (in such capacity, the “Administrative Agent”). Capitalized terms used herein but not defined herein are used as defined in the Credit Agreement.

W I T N E S S E T H:

WHEREAS, Borrower, the Lenders, the Issuers and the Administrative Agent are party to the Credit Agreement;

WHEREAS, Borrower has requested the Administrative Agent and the Lenders to permit Borrower to (a) incur, convert and continue Loans as Eurodollar Rate Loans and (b) to maintain up to $5,000,000 in its concentration account at BofA, in each case, notwithstanding the provisions of the Credit Agreement to the contrary; and

WHEREAS, the Administrative Agent, the Lenders and the Issuers have agreed, subject to the limitations and conditions set forth herein, to consent to the matters requested by the Borrower.

NOW, THEREFORE, in consideration of the premises and the covenants and obligations contained herein the parties hereto agree as follows:

Section 1. Consent

Effective as of the Consent Effective Date (as defined below) and subject to the satisfaction (or due waiver) of the conditions set forth in Section 2 (Conditions Precedent to the Effectiveness of this Consent) hereof, the Administrative Agent, the Lenders and the Issuers hereby agree that:

(a) Eurodollar Borrowings. Notwithstanding anything in Section 2.11(b) (Conversion/Continuation Option) to the contrary, the Borrower may, from and after the Consent Effective Date, incur, convert and continue Loans as Eurodollar Rate Loans; provided that if the Borrower elects to incur, convert or continue any Loan as a Eurodollar Rate Loan prior to the Syndication Completion Date, the Borrower shall cause the Interest Period for such Loan to (i) not exceed one month and (ii) be terminated at the request of the Administrative Agent in order to permit a new Lender to become party to the Credit Agreement and the Borrower shall be liable for any breakage costs associated therewith.

(b) BofA Concentration Account. Notwithstanding anything in Section 7.12(a) (Control Accounts; Approved Deposit Accounts) to the contrary, the Borrower may, from

FIRST CONSENT TO

CREDIT AGREEMENT

U.S. CONCRETE, INC.

and after the Consent Effective Date until the earlier to occur of (i) the date specified in clause (f) of Section 7.12 of the Credit Agreement or (ii) the occurrence and continuance of a Default or Event of Default, maintain an amount not to exceed $5,000,000 at any time in account number 001390027679 at BofA to cover net disbursements made on behalf of the Borrower and its Subsidiaries in the ordinary course of business.

Section 2. Conditions Precedent to the Effectiveness of this Consent

This Consent shall become effective when, and only when, each of the following conditions precedent shall have been satisfied (the “Consent Effective Date”) or waived by the Administrative Agent:

(a) Certain Documents. The Administrative Agent shall have received this Consent, duly executed by each Borrower, each Guarantor, the Administrative Agent and Lenders constituting Requisite Lenders;

(b) Corporate and Other Proceedings. All corporate and other proceedings, and all documents, instruments and other legal matters in connection with the transactions contemplated by this Consent shall be satisfactory in all respects to the Administrative Agent and each Lender;

(c) No Default or Event of Default. After giving effect to this Consent, no Default or Event of Default shall have occurred and be continuing, either on the date hereof or on the Consent Effective Date;

(d) No Litigation. No litigation shall have been commenced against any Loan Party or any of its Subsidiaries, either on the date hereof or the Consent Effective Date, seeking to restraint or enjoin (whether temporarily, preliminarily or permanently) the performance of any action by any Loan Party required or contemplated by this Consent or the Credit Agreement or any Loan Document, in either case as amended hereby; and

(e) Fees and Expenses Paid. Each Borrower shall have paid all Obligations due, after giving effect to this Consent, on or before the later of the date hereof and the Consent Effective Date including, without limitation, the fees set forth in Section 4 (Fees and Expenses) hereof and all costs and expenses of the Administrative Agent in connection with the preparation, reproduction, execution and delivery of this Consent and all other Loan Documents entered into in connection herewith (including, without limitation, the reasonable fees and out-of-pocket expenses of counsel for the Administrative Agent with respect thereto and all other Loan Documents) and all other costs, expenses and fees due under any Loan Document.

Section 3. Representations and Warranties

On and as of the date hereof and as of the Consent Effective Date, after giving effect to this Consent, Borrower hereby represents and warrants to the Administrative Agent, the Issuers and each Lender as follows:

(a) this Consent has been duly authorized, executed and delivered by Borrower and each Guarantor and constitutes a legal, valid and binding obligation of Borrower and each Guarantor, enforceable against Borrower and each Guarantor in accordance with its terms and the Credit Agreement, as amended by this Consent, constitutes the legal, valid and

FIRST CONSENT TO

CREDIT AGREEMENT

U.S. CONCRETE, INC.

binding obligation of Borrower and each Guarantor, enforceable against Borrower and each Guarantor in accordance with its terms;

(b) no Default or Event of Default has occurred and is continuing; and

(c) no litigation has been commenced against any Loan Party or any of its Subsidiaries seeking to restrain or enjoin (whether temporarily, preliminarily or permanently) the performance of any action by any Loan Party required or contemplated by this Consent, the Credit Agreement or any Loan Document, in each case as amended hereby (if applicable).

Section 4. Fees and Expenses

Each Borrower and each other Loan Party agrees to pay on demand in accordance with the terms of Section 11.3 (Costs and Expenses) of the Credit Agreement all costs and expenses of the Administrative Agent in connection with the preparation, reproduction, execution and delivery of this Consent and all other Loan Documents entered into in connection herewith (including, without limitation, the reasonable fees and out-of-pocket expenses of counsel for the Administrative Agent with respect thereto and all other Loan Documents).

Section 5. Reference to the Effect on the Loan Documents

(a) As of the Consent Effective Date, each reference in the Credit Agreement to “this Agreement,” “hereunder,” “hereof,” “herein,” or words of like import, and each reference in the other Loan Documents to the Credit Agreement (including, without limitation, by means of words like “thereunder”, “thereof” and words of like import), shall mean and be a reference to the Credit Agreement as modified hereby, and this Consent and the Credit Agreement shall be read together and construed as a single instrument. Each of the table of contents and lists of Exhibits and Schedules of the Credit Agreement shall be amended to reflect the changes made in this Consent as of the Consent Effective Date.

(b) Except as expressly amended hereby, all of the terms and provisions of the Credit Agreement and all other Loan Documents are and shall remain in full force and effect and are hereby ratified and confirmed.

(c) The execution, delivery and effectiveness of this Consent shall not, except as expressly provided herein, operate as a waiver of any right, power or remedy of the Lenders, Issuers or Agents under any of the Loan Documents, nor constitute a waiver or amendment of any other provision of any of the Loan Documents or for any purpose except as expressly set forth herein.

(d) This Consent is a Loan Document.

Section 6. Consent of Guarantors

Each Guarantor hereby consents to the provisions hereof and agrees that the terms hereof shall not affect in any way its obligations and liabilities under the Loan Documents (as amended and otherwise expressly modified hereby), all of which obligations and liabilities shall remain in full force and effect and each of which is hereby reaffirmed (as amended and otherwise expressly modified hereby).

FIRST CONSENT TO

CREDIT AGREEMENT

U.S. CONCRETE, INC.

Section 7. Execution in Counterparts

This Consent may be executed in any number of counterparts and by different parties in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement. Signature pages may be detached from multiple separate counterparts and attached to a single counterpart so that all signature pages are attached to the same document. Delivery of an executed counterpart by telecopy shall be effective as delivery of a manually executed counterpart of this Consent.

Section 8. Governing Law

This Consent shall be governed by and construed in accordance with the law of the State of New York.

Section 9. Section Titles

The section titles contained in this Consent are and shall be without substantive meaning or content of any kind whatsoever and are not a part of the agreement between the parties hereto, except when used to reference a section. Any reference to the number of a clause, sub-clause or subsection of any Loan Document immediately followed by a reference in parenthesis to the title of the section of such Loan Document containing such clause, sub-clause or subsection is a reference to such clause, sub-clause or subsection and not to the entire section; provided, however, that, in case of direct conflict between the reference to the title and the reference to the number of such section, the reference to the title shall govern absent manifest error. If any reference to the number of a section (but not to any clause, sub-clause or subsection thereof) of any Loan Document is followed immediately by a reference in parenthesis to the title of a section of any Loan Document, the title reference shall govern in case of direct conflict absent manifest error.

Section 10. Severability

The fact that any term or provision of this Consent is held invalid, illegal or unenforceable as to any person in any situation in any jurisdiction shall not affect the validity, enforceability or legality of the remaining terms or provisions hereof or the validity, enforceability or legality of such offending term or provision in any other situation or jurisdiction or as applied to any person

Section 11. Successors

The terms of this Consent shall be binding upon, and shall inure to the benefit of, the parties hereto and their respective successors and assigns.

Section 12. Release

To induce the Administrative Agent and Lenders to enter into this Consent, the Borrower and each other Loan Party acknowledges and agrees that it has no actual or potential claim or cause of action against the Administrative Agent, any Issuer or any Lender relating to any Loan Documents or any actions or events occurring on or before the date hereof. The Borrower and each other Loan Party waives and releases any right to assert same.

FIRST CONSENT TO

CREDIT AGREEMENT

U.S. CONCRETE, INC.

Section 13. Waiver of Jury Trial

EACH OF THE PARTIES HERETO IRREVOCABLY WAIVES TRIAL BY JURY IN ANY ACTION OR PROCEEDING WITH RESPECT TO THIS CONSENT OR ANY OTHER LOAN DOCUMENT.

[SIGNATURE PAGES FOLLOW]

IN WITNESS WHEREOF, the parties hereto have caused this Consent to be executed by their respective officers and general partners thereunto duly authorized, as of the date first written above.

BORROWER: U.S. CONCRETE, INC.

By:	/S/ MICHAEL W. HARLAN

	Name:	Michael W. Harlan
	Title:	Executive Vice President, Chief Operating Officer & Chief Financial Officer

GUARANTORS: AFTM CORPORATION

By:	/S/ CESAR MONROY

	Name:	Cesar Monroy
	Title:	VP, Secretary & Treasurer

AMERICAN CONCRETE PRODUCTS, INC.
ATLAS-TUCK CONCRETE, INC.
BEALL INDUSTRIES, INC.
BEALL MANAGEMENT, INC.
CENTRAL CONCRETE SUPPLY CO., INC.
CENTRAL PRECAST CONCRETE, INC.
EASTERN CONCRETE MATERIALS, INC.
READY MIX CONCRETE COMPANY OF KNOXVILLE
SAN DIEGO PRECAST CONCRETE, INC.
SIERRA PRECAST, INC.
SMITH PRE-CAST, INC.
SUPERIOR MATERIALS, INC.
TITAN CONCRETE INDUSTRIES, INC.

By:	/S/ CESAR MONROY

	Name:	Cesar Monroy
	Title:	Vice President & Treasurer

[SIGNATURE PAGE TO FIRST CONSENT TO U.S. CONCRETE’S CREDIT AGREEMENT]

BUILDERS’ REDI-MIX, LLC BWB, INC. OF MICHIGAN CENTRAL CONCRETE CORP. SUPERIOR CONCRETE MATERIALS, INC.

By:	/S/ DONALD C. WAYNE

	Name:	Donald C. Wayne
	Title:	Vice President, Secretary & Treasurer

BEALL CONCRETE ENTERPRISES, LTD.

By:	BEALL MANAGEMENT, INC., its General Partner

By:	/S/ CESAR MONROY

	Name:	Cesar Monroy
	Title:	Vice President & Treasurer

CONCRETE XXIX ACQUISITION, INC. CONCRETE XXX ACQUISITION, INC.

By:	/S/ CESAR MONROY

	Name:	Cesar Monroy
	Title:	Vice President

USC ATLANTIC, INC. USC MICHIGAN, INC.

By:	/S/ MICHAEL W. HARLAN

	Name:	Michael W. Harlan
	Title:	Vice President, Secretary & Treasurer

[SIGNATURE PAGE TO FIRST CONSENT TO U.S. CONCRETE’S CREDIT AGREEMENT]

USC GP, INC.

By:	/S/ CESAR MONROY

	Name:	Cesar Monroy
	Title:	President & Treasurer

USC MANAGEMENT CO., L.P. By: USC GP, INC., its General Partner

By:	/S/ CESAR MONROY

	Name:	Cesar Monroy
	Title:	President & Treasurer

WYOMING CONCRETE INDUSTRIES, INC.

By:	/S/ EUGENE P. MARTINEAU

	Name:	Eugene P. Martineau
	Title:	Vice President, Secretary & Treasurer

[SIGNATURE PAGE TO FIRST CONSENT TO U.S. CONCRETE’S CREDIT AGREEMENT]

CITICORP NORTH AMERICA, INC., as Administrative Agent, Swing Loan Lender and Lender

By:	/S/ SHAPLEIGH B. SMITH

	Name:	Shapleigh B. Smith
	Title:	Managing Director

BANK OF AMERICA, N.A., as Syndication Agent and Lender

By:	/S/ STEVEN W. SHARP

	Name:	Steven W. Sharp
	Title:	Vice President

JPMORGAN CHASE BANK, as Documentation Agent and Lender

By:	/S/ COURTNEY JEANS

	Name:	Courtney Jeans
	Title:	Vice President

[SIGNATURE PAGE TO FIRST CONSENT TO U.S. CONCRETE’S CREDIT AGREEMENT]

BRANCH BANKING AND TRUST CO., as Lender

By:	/S/ STEPHEN J. WOOD

	Name:	Stephen J. Wood
	Title:	Vice President

HIBERNIA NATIONAL BANK, as Lender

By:	/S/ MICHAEL R. GEISSLER

	Name:	Michael R. Geissler
	Title:	Vice President

COMERICA BANK, as Lender

By:	/S/ WILLIAM S. ROGERS

	Name:	William Rogers
	Title:	Vice President

[SIGNATURE PAGE TO FIRST CONSENT TO U.S. CONCRETE’S CREDIT AGREEMENT]